SECOND AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This SECOND AMENDMENT, dated as of March 3, 2009, is by and between DESKTOP ACQUISITION SUB, INC. D/B/A INTERCLICK, INC. (“Client”) and CRESTMARK COMMERCIAL CAPITAL LENDING LLC (“Crestmark”).

RECITALS

A.           Client and Crestmark (the “Parties”) are parties to a certain Accounts Receivable Financing Agreement, dated as of November 12, 2008 (the “Agreement”) and a certain Amendment to Accounts Receivable Financing Agreement, dated as of November 24, 2008 (the “First Amendment”).

B.           The Parties have agreed to amend the Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:
AGREEMENT

1.	Amendment of Agreement.

Section 26.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“26.1  This Agreement will be effective for an initial term of eighteen (18) months, commencing with the Effective Date as set forth below and will continue thereafter automatically renewing annually unless terminated by either party upon written notice of termination sent not less than thirty (30) nor more than ninety (90) days prior to the next anniversary date hereof specifying such party's intention to terminate this Agreement on the next anniversary date.”

Just as clarification, the initial term will now be in effect until May 12, 2010 and will continue to automatically renew annually thereafter unless terminated per the provisions set forth in the Agreement.

2.           Effect of this Agreement.  Except as modified pursuant hereto, the Agreement is specifically ratified, restated and confirmed by all parties thereto as of the date hereof.  To the extent of any conflict between the terms of this Amendment, the First Amendment and the Agreement, the terms of this Amendment shall control.

3.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, provided that, this Amendment shall not become effective until all counterparts hereof have been executed by all parties hereto.

The parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

DESKTOP ACQUISITION SUB, INC. D/B/A INTERCLICK, INC.

BY:	/s/ Michael Mathews
Michael Mathews, CEO

CRESTMARK COMMERCIAL CAPITAL LENDING LLC

BY:	/s/ Patrick M. Haney
PATRICK M. HANEY, President